OncoSec Announces Fourth Quarter and Year End Results for Fiscal Year 2016

SAN DIEGO, October 13, 2016 /PRNewswire/ — OncoSec Medical Incorporated (“OncoSec”) (NASDAQ: ONCS), a company developing DNA-based intratumoral cancer immunotherapies, today announced financial results for the fourth quarter and fiscal year ended July 31, 2016.

“During the fourth quarter, we continued to advance the development of our lead clinical program, ImmunoPulse® IL-12, focused on the anti-PD1 non-responsive patient population in melanoma. The development of ImmunoPulse® IL-12 in combination with an anti-PD1 checkpoint inhibitor represents a potential immunotherapy for melanoma patients that are progressing on anti-PD1 therapy,” noted Punit Dhillon, President and Chief Executive Officer. “We have enrolled over 20 patients in our Phase II combination clinical study of ImmunoPulse® IL-12 with Merck’s KEYTRUDA® (pembrolizumab) in melanoma patients that are considered non-responders to anti-PD1, and OncoSec remains on track to announce interim data from approximately 15 of these patients at a three-month follow-up later this quarter. Subject to these interim results and discussions with the U.S. Food and Drug Administration, we expect to submit a registration directed study design for ImmunoPulse® IL-12 by the end of 2016. We have also continued to expand our research pipeline and broaden our engineering efforts relating to new devices that will be launched with our next clinical candidate. We look forward to discussing research and pre-clinical updates and timing data and clinical development milestones relating to our Melanoma program on our conference call and webcast on October 13th.”

FINANCIAL RESULTS

For the fourth quarter of fiscal 2016 and the fiscal year ended July 31, 2016, OncoSec reported a net loss of $6.6 million and $26.9 million, or $0.39 per share and $1.63 per share, respectively, compared to a net loss of $6.5 million and $21.2 million, or $0.48 per share and $1.67 per share, respectively, for the same period last year. The increase in net loss for the year ended July 31, 2016, compared with the same period in 2015, resulted primarily from (i) the progression of its clinical trials, (ii) consulting services costs to support its device development and clinical activities, (iii) facility costs related to its new corporate headquarters, and (iv) stock-based compensation expense. There were no revenues for the fiscal years ended July 31, 2016 or July 31, 2015.

Research and development expenses were $3.7 million and $14.8 million for the fourth quarter of fiscal 2016 and the fiscal year ended July 31, 2016, respectively, compared to $3.8 million and $13.1 million for the same periods in 2015. General and administrative expenses were $2.9 million and $12.1 million for the fourth quarter of fiscal 2016 and the fiscal year ended July 31, 2016, compared to $2.7 million and $8.1 million for the same period in 2015.

At July 31, 2016, OncoSec had $28.7 million in cash and cash equivalents, as compared to $32.0 million of cash and cash equivalents at July 31, 2015. OncoSec expects these funds to be sufficient to allow it to continue to operate its business for at least the next 12 months.

About OncoSec Medical Incorporated

OncoSec is a biotechnology company developing DNA-based intratumoral immunotherapies with an investigational technology, ImmunoPulse®, for the treatment of cancer. ImmunoPulse® is designed to enhance the local delivery and uptake of DNA-based immune-targeting agents, such as IL-12. In Phase I and II clinical trials, ImmunoPulse® IL-12 has demonstrated a favorable safety profile and evidence of anti-tumor activity in the treatment of various solid tumors as well as the potential to initiate a systemic immune response. OncoSec’s lead program, ImmunoPulse® IL-12, is currently in clinical development for several indications, including metastatic melanoma and triple-negative breast cancer. The program’s current focus is on the significant unmet medical need in patients with melanoma who are refractory or non-responsive to anti-PD-1/PD-L1 therapies. In addition to ImmunoPulse® IL-12, the Company is also identifying and developing new immune-targeting agents for use with the ImmunoPulse® platform. For more information, please visit www.oncosec.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “expects,” “designed to,” “potential,” and similar references to future periods.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on management’s current preliminary expectations and are subject to risks and uncertainties, which may cause our results to differ materially and adversely from the statements contained herein. Potential risks and uncertainties that could cause actual results to differ from those predicted include, among others, the following our ability to raise additional funding necessary to fund continued operations; delays and other uncertainties inherent in pre-clinical studies and clinical trials, such as the ability to enroll patients in clinical trials and the risk of adverse events; our ability to recruit and retain qualified personnel; unexpected new data, safety and technical issues; and the other factors discussed in OncoSec’s filings with the Securities and Exchange Commission.

Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. OncoSec disclaims any obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

OncoSec Medical Incorporated

Balance Sheets

	July 31, 2016	July 31, 2015
Assets
Current assets
Cash and cash equivalents	$28,746,224	$32,035,264
Prepaid expenses	656,434	1,511,587
Other current assets	14,750	21,130
Total Current Assets	29,417,408	33,567,981
Property and equipment, net	2,799,930	1,807,982
Other long-term assets	189,309	214,127
Total Assets	$32,406,647	$35,590,090

Liabilities and Stockholders’ Equity

Liabilities
Current liabilities
Accounts payable and accrued liabilities	$3,223,327	$2,360,505
Accrued compensation related	242,924	501,446
Total Current Liabilities	3,466,251	2,861,951
Other long-term liabilities	887,292	32,518
Total Liabilities	4,353,543	2,894,469

Commitments and Contingencies (Note 9)

Stockholders’ Equity
Common stock authorized - 160,000,000 common shares with a par value of $0.0001, common stock issued and outstanding — 18,036,263 and 14,820,854 common shares as of July 31, 2016 and July 31, 2015, respectively (1)	25,269	24,947
Additional paid-in capital	88,233,965	71,572,714
Warrants issued and outstanding — 12,859,286 and 1,895,102 warrants as of July 31, 2016 and July 31, 2015, respectively (1)	13,288,527	7,704,103
Accumulated deficit	(73,494,657)	(46,606,143)
Total Stockholders’ Equity	28,053,104	32,695,621
Total Liabilities and Stockholders’ Equity	$32,406,647	$35,590,090

(1) Effective May 18, 2015, the Company implemented a reverse stock split pursuant to which each 20 shares of issued and outstanding common stock held by each stockholder were combined into and became one share of common stock, with such resulting shares rounded up to the next whole share. No fractional shares were issued. All options, warrants and other convertible securities outstanding immediately prior to the reverse split were adjusted by dividing the number of shares of common stock into which the options, warrants and other convertible securities are exercisable or convertible by 20 and multiplying the exercise or conversion price by 20, all in accordance with the terms of the agreements governing such options, warrants and other convertible securities. The accompanying financial statement data for the annual prior periods presented have been retroactively adjusted to reflect the effects of the reverse stock split.

OncoSec Medical Incorporated

Statements of Operations

	Year Ended	Year Ended
	July 31, 2016	July 31, 2015
Revenue	$—	$—
Expenses:
Research and development	14,741,694	13,132,898
General and administrative	12,144,358	8,108,244
Loss from operations	(26,886,052)	(21,241,142)
Provision for income taxes	2,462	1,969
Net loss	$(26,888,514)	$(21,243,111)
Basic and diluted net loss per common share (1)	$(1.63)	$(1.67)
Weighted average shares used in computing basic and diluted net loss per common share (1)	16,514,737	12,708,974

(1) Effective May 18, 2015, the Company implemented a reverse stock split pursuant to which each 20 shares of issued and outstanding common stock held by each stockholder were combined into and became one share of common stock, with such resulting shares rounded up to the next whole share. No fractional shares were issued. All options, warrants and other convertible securities outstanding immediately prior to the reverse split were adjusted by dividing the number of shares of common stock into which the options, warrants and other convertible securities are exercisable or convertible by 20 and multiplying the exercise or conversion price by 20, all in accordance with the terms of the agreements governing such options, warrants and other convertible securities. The accompanying financial statement data for the annual prior periods presented have been retroactively adjusted to reflect the effects of the reverse stock split.

OncoSec Medical Incorporated

Statements of Cash Flows

	Year Ended	Year Ended
	July 31, 2016	July 31, 2015
Operating activities
Net loss	$(26,888,514)	$(21,243,111)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	355,583	664,596
Stock-based compensation	6,116,660	2,547,729
Stock-based compensation related to stock issuance liability in connection with a contractual agreement	—	55,500
Common stock issued for services	55,387	57,750
Loss on disposal of property and equipment	203,196	4,325
Changes in operating assets and liabilities:
(Increase) decrease in prepaid expenses	855,152	(1,068,699)
(Increase) decrease in other current	6,380	2,465
(Increase) decrease in other long-term assets	24,818	(187,442)
(Decrease) increase in accounts payable and accrued liabilities	861,634	1,068,652
(Decrease) increase in accrued compensation	(258,522)	459,592
(Decrease) increase in other long-term liabilities	854,773	(12,027)
(Decrease) Increase in accrued income taxes	(800)	(800)
Net cash used in operating activities	(17,814,253)	(17,651,470)
Investing activities
Purchases of property and equipment	(1,470,635)	(1,412,217)
Leasehold improvements	(80,102)	(18,938)
Net cash used in investing activities	(1,550,737)	(1,431,155)
Financing activities
Proceeds from issuance of common stock and warrants	17,451,565	13,580,001
Payment of financing and offering costs	(1,381,615)	(1,091,794)
Proceeds from exercise of warrants and stock options	6,000	776,988
Net cash provided by financing activities	16,075,950	13,265,195
Net increase (decrease) in cash	(3,289,040)	(5,817,430)
Cash and cash equivalents, at beginning of year	32,035,264	37,852,694
Cash and cash equivalents, at end of year	$28,746,224	$32,035,264

Supplemental disclosure for cash flow information:
Cash paid during the period for:
Interest	$—	$—
Income taxes	$2,462	$1,969

Noncash investing and financing transaction:
Fair value of placement agent warrants issued in the public offerings	$536,909	$571,868
Noncash expiration of March 2011 and June 2011 warrants	$963,356	$—

Contact

Investor Relations:

Sophia Ononye, PhD MPH MBA

OncoSec Medical Incorporated

855-662-6732

investors@oncosec.com

Media Relations:

Sophia Ononye, PhD MPH MBA

OncoSec Medical Incorporated

855-662-6732

media@oncosec.com